UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On April 5, 2016, DreamWorks Animation SKG, Inc. (the “Company”) entered into the First Amendment (as amended or otherwise modified from time to time, the “Credit Agreement Amendment”), among the Company, certain subsidiaries of the Company, the several lenders and L/C Issuers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, to the Credit Agreement dated as of February 20, 2015 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Company, the several lenders and L/C Issuers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer. The Credit Agreement Amendment provides that, among other things, the sale and issuance of equity interests in AwesomenessTV Holdings, LLC, a Delaware limited liability company and subsidiary of the Company (“ATV”), to Verizon Media LLC, a Delaware limited liability company and an affiliate of Verizon Communications Inc. (“Verizon”), and the issuance of equity interests in ATV to HDS II, Inc., a Delaware corporation and an affiliate of Hearst Corporation (“Hearst”), will constitute an Excluded Asset Sale (as defined in the Credit Agreement).

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Credit Agreement was previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 26, 2015.

ITEM 8.01.	Other Events.

On April 5, 2016, the Company entered into a Unit Purchase Agreement (the “Purchase Agreement”) with ATV, AwesomenessTV, Inc., a Delaware corporation, Hearst and Verizon. Pursuant to the Purchase Agreement, upon closing Verizon will acquire from the Company and ATV a 24.5% equity interest in ATV, and Hearst will acquire from ATV additional equity interests in ATV to maintain a 24.5% equity interest. The transaction is subject to a number of customary closing conditions. Additionally, upon closing ATV and Verizon intend to enter into a content license agreement as part of a plan for ATV and Verizon to create a premium short-form mobile video service. The parties currently expect that the closing of the transaction will be completed within the next 60 days.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	First Amendment dated as of April 5, 2016, among DreamWorks Animation SKG, Inc., certain subsidiaries of DreamWorks Animation SKG, Inc., the several lenders and L/C Issuers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, to the Credit Agreement dated as of February 20, 2015, among DreamWorks Animation SKG, Inc., the several lenders and L/C Issuers from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: April 11, 2016	By:	/s/ Andrew Chang
Andrew Chang
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment dated as of April 5, 2016, among DreamWorks Animation SKG, Inc., certain subsidiaries of DreamWorks Animation SKG, Inc., the several lenders and L/C Issuers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, to the Credit Agreement dated as of February 20, 2015, among DreamWorks Animation SKG, Inc., the several lenders and L/C Issuers from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer.